                                                                     EXHIBIT 4.7


                             UNIPHY HEALTHCARE, INC.

             AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE
                                   AGREEMENT


         This AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (the "Amended and Restated Right of First Refusal and Co-Sale Agreement") is made as of this 25th day of June, 1999, by and among UNIPHY HEALTHCARE, INC., a Tennessee corporation (the "Company"), and those Persons identified on Exhibit A attached hereto (collectively, the "Investors" and each individually an "Investor").

                                    RECITALS

         WHEREAS, those Investors so identified on Exhibit A attached hereto are common shareholders of the Company who either (1) formerly held shares of preferred stock of the Company (the "UniPhy Preferred Shareholders") or (2) are key employees of the Company who received founders common stock of the Company (the "UniPhy Founders"), and who are parties to either the Right of First Refusal and Co-Sale Agreement, dated April 16, 1998, or the Right of First Refusal and Co-Sale Agreement, dated March 13, 1996 (the "Co-Sale Agreements"); and

         WHEREAS, those Investors so identified on Exhibit A attached hereto are current key shareholders (the "ARC Key Shareholders") of Ambulatory Resource Centres, Inc., a Tennessee corporation ("ARC"), who, following the Merger (as defined below), will become common shareholders of the Company; and

         WHEREAS, the Company, UniPhy Acquisition Sub, Inc., a Tennessee corporation and a wholly-owned subsidiary of the Company ("UniPhy Sub"), and ARC are parties to an Agreement and Plan of Merger, dated June 8, 1999 (the "Merger Agreement"), whereby UniPhy Sub shall merge with and into ARC, each outstanding share of common stock of ARC shall be converted into the right to receive 6.54 shares of common stock of the Company and ARC shall become a wholly-owned subsidiary of the Company (the "Merger"); and

         WHEREAS, it is a condition to the closing of the Merger pursuant to the Merger Agreement that each of the parties hereto enter into this Amended and Restated Right of First Refusal and Co-Sale Agreement; and

         WHEREAS, each of the parties hereto shall receive a substantial benefit from the closing of the Merger; and

         WHEREAS, the UniPhy Preferred Shareholders and the UniPhy Founders desire to amend and restate and to supersede in their entirety the Co-Sale Agreements in the manner set forth herein; and

         WHEREAS, the ARC Key Shareholders desire to join and be entitled to the rights and subject to the obligations provided in the Co-Sale Agreements, as amended and restated in this Amended and Restated Right of First Refusal and Co-Sale Agreement.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Definitions.

         (a) "Co-Sale Stock" shall mean shares of the Common Stock (as defined below) now owned or subsequently acquired by the Investors. The number of shares of Co-Sale Stock owned by each Investor is set forth on Exhibit B, which exhibit shall automatically be amended from time to time to reflect changes in the number of shares owned by the Investors.

         (b) "Common Stock" shall mean the common stock, no par value, of the Company.

2.       Sales by Investors.

         (a) Notice Requirement. If any Investor proposes to sell or transfer any shares of Co-Sale Stock, then such Investor shall promptly give written notice (the "Notice") simultaneously to the Company and to each of the non-selling Investors (the "Non-Selling Investors") at least thirty (30) days prior to the closing of such sale or transfer. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of shares of Co-Sale Stock to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event that the sale or transfer is being made pursuant to the provisions of Sections 3(a) and 3 (b) hereof, the Notice shall state under which section the sale or transfer is being made.

         (b) Company's Right of First Refusal. For a period of ten (10) days following receipt of any Notice described in Section 2(a), the Company shall have the right to purchase all or a portion of the Co-Sale Stock subject to such Notice on the same terms and conditions as set forth therein. The Company's purchase right shall be exercised by written notice signed by an officer of the Company and delivered to the selling Investor (with a copy to each Non-Selling Investor) with a check for payment for the Co-Sale Stock being purchased.

         (c) Non-Selling Investors' Right of First Refusal. If the Company does not purchase all of the Co-Sale Stock available pursuant to its rights under Section 2(b) within the period set forth therein, each Non-Selling Investor shall then have the right, exercisable upon written notice to the Investor (with a copy to each other Non-Selling Investor) within twenty (20) days of the date of the original Notice described in Section 2(a), to purchase its pro rata share of the Co-Sale Stock subject to the

Notice (less shares purchased by the Company pursuant to Section 2(b)) on the same terms and conditions.

                  i. Each Non-Selling Investor's pro rata share shall be equal to the product obtained by multiplying (x) the aggregate number of shares of Co-Sale Stock covered by the Notice (less shares purchased by the Company pursuant to Section 2(b)) by (y) a fraction the numerator of which is the number of shares of Co-Sale Stock owned by the Non-Selling Investor (on an as-if-converted basis) at the time of the sale or transfer and the denominator of which is the total number of shares of Co-Sale Stock owned by all of the Non-Selling Investors (on an as-if-converted basis) at the time of the sale or transfer.

                  ii. Each Non-Selling Investor shall have a right of over allotment to purchase pursuant to the terms of this subsection 2(c) its pro rata share of the Co-Sale Stock not purchased by the Company or other Non-Selling Investors as provided for above.

         (d) Non-Selling Investors' Co-Sale Right. Should the Non-Selling Investors and/or the Company fail to exercise their respective rights to purchase all of the shares of Co-Sale Stock described in the Notice issued pursuant to Section 2(a) following the exercise or expiration of the rights of purchase described in Sections 2(b) and 2(c), then each Non-Selling Investor shall have the right, exercisable upon written notice to the selling Investor within thirty (30) days of the date of the original Notice described in Section 2(a), to participate in such sale of Co-Sale Stock on the same terms and conditions. Such notice shall indicate the number of shares of Common Stock such Non-Selling Investor wishes to sell under his, her or its right to participate. To the extent one or more of the Non-Selling Investors exercise such right of participation in accordance with the terms and conditions set forth below, the number of shares of Co-Sale Stock that the Investor may sell in the transaction shall be correspondingly reduced.

                  i. Each Non-Selling Investor may sell all or any part of that number of shares equal to the product obtained by multiplying (x) the aggregate number of shares of Co-Sale Stock covered by the Notice (as reduced by any purchases pursuant to Sections 2(b) or 2(c)) by (y) a fraction the numerator of which is the number of shares of Common Stock owned by the Non-Selling Investor at the time of the sale or transfer (on an as-if-converted basis) and the denominator of which is the total number of shares of Common Stock owned by the Investor and the Non-Selling Investors at the time of the sale or transfer (on an as-if-converted basis).

                  ii. Each Non-Selling Investor who elects to participate in the sale pursuant to this Section 2(d) (a "Participant") shall effect its participation in the sale by promptly delivering to the Investor for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of shares of Common Stock which such Participant elects to sell.

                  iii. The stock certificate or certificates that the Participant delivers to the Investor pursuant to Section 2(d) shall be transferred to the prospective purchaser in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Notice, and the Investor shall concurrently therewith remit to such Participant that portion of the sale proceeds to which such Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Participant exercising its rights of co-sale hereunder, the Investor shall not sell to such prospective purchaser or purchasers any Co-Sale Stock unless and until, simultaneously with such sale, the Investor shall purchase such shares or other securities from such Participant on the same terms and conditions specified in the Notice.

         (e) If none of the Non-Selling Investors elect to participate in the sale of the Co-Sale Stock subject to the Notice, the Investor may, not later than sixty (60) days following delivery to the Company of the Notice, enter into an agreement providing for the closing of the transfer of the Co-Sale Stock covered by the Notice within thirty (30) days of such agreement on terms and conditions not materially more favorable to the transferor than those described in the Notice. Any proposed transfer on terms and conditions materially more favorable than those described in the Notice, as well as any subsequent proposed transfer of any of the Co-Sale Stock by the Investor, shall again be subject to the right of first refusal and co-sale rights of the Non-Selling Investors and shall require compliance with the procedures described in this Section 2.

3.       Exempt Transfers.

         (a) Notwithstanding the foregoing, the rights of first refusal and the co-sale rights of the Company and the Non-Selling Investors (the "Rights") shall not apply to (i) any transfer or transfers by any Investor which in the aggregate amount to no more than ten percent (10%) of Co-Sale Stock held by all Investors as of the date of any proposed transfer, (ii) any pledge of Co-Sale Stock made pursuant to a bona fide loan transaction with a financial institution that creates a mere security interest, (iii)any transfer to the ancestors, descendants or spouse of a Investor or to trusts for the benefit of such persons or such Investor, (iv) any transfer to its partners or members by a Investor that is a partnership or limited liability company; (v) any transfer to its affiliate by a Investor that is a corporation, or (vi) any bona fide gift; provided that in the event of any transfer made pursuant to one of the exemptions provided by clauses (ii), (iii), (iv), (v) and (vi), (A) such Investor shall inform the Company and the Non-Selling Investors of such pledge, transfer or gift prior to effecting it and (B) the pledgee, transferee or donee shall furnish the Company and the Non-Selling Investors with a written agreement to be bound by and comply with all provisions of Section 2. Except with respect to Co-Sale Stock transferred under clause (i) above (which Co-Sale Stock shall no longer be subject to the co-sale rights of the Non-Selling Investors), such transferred Co-Sale Stock shall remain "Co-Sale Stock" hereunder, and such pledgee, transferee or donee shall be treated as a

"Investor" for purposes of this Amended and Restated Right of First Refusal and Co-Sale Agreement.

         (b) Notwithstanding the foregoing, the Rights with respect to Co-Sale Stock held by the UniPhy Founders shall terminate upon the closing of a firm commitment underwritten public offering of the Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, at a price per share of not less than $7.00 (as adjusted for any stock dividends, combinations or splits with respect to such shares effected after the date of this Amended and Restated Right of First Refusal and Co-Sale Agreement) and gross proceeds of not less than $20,000,000 (an "Initial Offering"); and
(ii) the Rights with respect to Co-Sale Stock held by the UniPhy Preferred Shareholders and the ARC Key Shareholders shall terminate upon the earlier of an Initial Offering or the fifth anniversary of the date of this Amended and Restated Right of First Refusal and Co-Sale Agreement.

         (c) This Amended and Restated Right of First Refusal and Co-Sale Agreement is subject to, and shall in no manner limit the right which the Company may have to repurchase securities from the UniPhy Founders provided that any such repurchase by the Company shall remain subject to any limitations in the Charter of the Company.

4.       Prohibited Transfers.

         (a) In the event that a Investor should sell any Co-Sale Stock in contravention of the rights of first refusal of the Company and the Non-Selling Investors and the co-sale rights of each Non-Selling Investor under this Amended and Restated Right of First Refusal and Co-Sale Agreement (a "Prohibited Transfer"), each Investor, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and such Investor shall be bound by the applicable provisions of such option.

         (b) In the event of a Prohibited Transfer, each Non-Selling Investor shall have the right to sell to such Investor the type and number of shares of Common Stock equal to the number of shares each Non-Selling Investor would have been entitled to transfer to the purchaser under Section 2(c) hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

                  i. The price per share at which the shares are to be sold to such Investor shall be equal to the price per share paid by the purchaser to the Investor in such Prohibited Transfer. The Investor shall also reimburse each Non-Selling Investor for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Non-Selling Investor's rights under Section 2(c).

                  ii. Within ninety (90) days after the later of the dates on which the Non-Selling Investor (a) received notice of the Prohibited Transfer or (b) otherwise became aware of the Prohibited Transfer, each Non-Selling Investor shall, if exercising the option created hereby, deliver to the Investor the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

                  iii. The Investor shall, upon receipt of the certificate or certificates for the shares to be sold by an Non-Selling Investor, pursuant to this Section 4(b), pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 4(b)(i), in cash or by other means acceptable to the Non-Selling Investor.

         (c) Notwithstanding the foregoing, any attempt by a Investor to transfer Co-Sale Stock in violation of Section 2(a) hereof shall be voidable at the option of the Company, and any attempt by a Investor to transfer Co-Sale Stock in violation of Section 2(b) or 2(c) hereof shall be voidable at the option of a majority in interest of the Non-Selling Investors if, with respect to a transfer in violation of Section 2(c), the Non-Selling Investors do not elect to exercise the put option set forth in this Section 4, and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the Investor of such shares without the written consent of a majority in interest of the Non-Selling Investors.

5.       Legend.

         (a) Each certificate representing shares of Co-Sale Stock now or hereafter owned by the Investors or issued to any person in connection with a transfer pursuant to Section 3(a) hereof shall be endorsed with the following legend:

                  "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE STOCKHOLDER, THE COMPANY AND CERTAIN HOLDERS OF STOCK OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

         (b) The Investors agree that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Sections(a) above to enforce the provisions of this Amended and Restated Right of First Refusal and Co-Sale Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of this Amended and Restated Right of First Refusal and Co-Sale Agreement.

6.       Miscellaneous.

         (a) Conditions to Exercise of Rights. Exercise of the Rights under this Amended and Restated Right of First Refusal and Co-Sale Agreement shall be subject to and conditioned upon, and each Investor and the Company shall use their best efforts to assist, each other party hereto in, compliance with applicable laws.

         (b) Governing Law. This Amended and Restated Right of First Refusal and Co-Sale Agreement, and the rights of the parties hereto, shall be governed by and construed under the laws of the State of California.

         (c) Amendment. Any provision of this Amended and Restated Right of First Refusal and Co-Sale Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Company, only by the Company, (ii) as to the UniPhy Preferred Shareholders and the ARC Key Shareholders, by persons holding at least at least seventy-five percent (75%) in interest of the aggregate number of shares of Common Stock held by the UniPhy Preferred Shareholders and the ARC Key Shareholders and their assignees, pursuant to Section 6(d) hereof; and (iii) as to the UniPhy Founders, by persons holding at least seventy-five percent (75%) in interest of the aggregate number of shares of Common Stock held by the UniPhy Founders and their assignees, pursuant to Section 6(d) hereof. Any amendment or waiver effected in accordance with clauses (i) and (ii) of this Section 6(c) shall be binding upon each Investor, its successors and assigns, and the Company.

         (d) Assignment of Rights. This Amended and Restated Right of First Refusal and Co-Sale Agreement constitutes the entire agreement between the parties relative to the specific subject matter hereof. Any previous agreement among the parties relative to the specific subject matter hereof is superseded by this Amended and Restated Right of First Refusal and Co-Sale Agreement. This Amended and Restated Right of First Refusal and Co-Sale Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

         (e) Term. This Amended and Restated Right of First Refusal and Co-Sale Agreement shall terminate upon the closing of an Initial Offering.

         (f) Ownership. Each Investor represents and warrants that such Investor is the sole legal and beneficial owner of those shares of Co-Sale Stock currently held by such Investor subject to this Amended and Restated Right of First Refusal and Co-Sale Agreement and that no other person has any interest (other than a community property interest) in such shares.

         (g) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

         (h) Severability. In the event one or more of the provisions of this Amended and Restated Right of First Refusal and Co-Sale Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Amended and Restated Right of First Refusal and Co-Sale Agreement, and this Amended and Restated Right of First Refusal and Co-Sale Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         (i) Attorneys' Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         (j) Counterparts. This Amended and Restated Right of First Refusal and Co-Sale Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (k) Entire Agreement. This Amended and Restated Right of First Refusal and Co-Sale Agreement constitutes the entire agreement among the parties hereto with respect to the matters set forth herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein, without limitation, the Right of First Refusal and Co-Sale Agreements, dated April 16, 1998 and March 13, 1996, respectively.

         The foregoing Amended and Restated Right of First Refusal and Co-Sale Agreement is hereby executed as of the date first above written.


COMPANY:

UNIPHY HEALTHCARE, INC.

/s/ Richard E. Francis, Jr.
-------------------------------------------
By: Richard E. Francis, Jr.
    ---------------------------------------
Its: President and Chief Executive Officer
     --------------------------------------


INVESTORS:

UNIPHY PREFERRED SHAREHOLDERS:

ABS CAPITAL PARTNERS, L.P.

/s/ ABS Partners, LP
-------------------------------------------
By: Frederick L. Bryant
    ---------------------------------------
Title: General Partner
       ------------------------------------


/s/ Clifford G. Adlerz
-------------------------------------------
Clifford G. Adlerz


/s/ Randy W. Cook
-------------------------------------------
Randy W. Cook


/s/ Paul Davis
-------------------------------------------
Paul Davis


/s/ Richard E. Francis, Jr.
-------------------------------------------
Richard E. Francis, Jr.


/s/ R. Dale Kennedy
-------------------------------------------
R. Dale Kennedy


    SIGNATURE PAGE TO AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE
                                   AGREEMENT

/s/ Tod Lambert
-------------------------------------------
Tod Lambert


MARTIN INVESTMENT PARTNERSHIP II

/s/ Charles N. Martin, Jr.
-------------------------------------------
By: Charles N. Martin, Jr.
    ---------------------------------------
Title:
       ------------------------------------


/s/ Kenneth C. Mitchell
-------------------------------------------
Kenneth C. Mitchell


PACIFIC VENTURE GROUP, L.P.
By:      PVG Equity Partner, L.L.C.,
         its General Partner

/s/ Eve M. Kurtin
-------------------------------------------
By: Eve M. Kurtin
Title: Member


PVG ASSOCIATES, L.P.
By:      PVG Equity Partner, L.L.C.,
         its General Partner

/s/ Eve M. Kurtin
-------------------------------------------
By: Eve M. Kurtin
Title: Member


/s/ Patrick R. Rooney
-------------------------------------------
Patrick R. Rooney


/s/ Teresa F. Sparks
-------------------------------------------
Teresa F. Sparks


/s/ Gregg Stanley
Gregg Stanley



    SIGNATURE PAGE TO AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE
                                    AGREEMENT

/s/ Anthony Taparo
-------------------------------------------
Anthony Taparo


ARC KEY SHAREHOLDERS:


ARTHUR S. DEMOSS FOUNDATION

/s/ Robert G. DeMoss
-------------------------------------------
By: Robert G. DeMoss
    ---------------------------------------
Title: President
       ------------------------------------


/s/ Jerry M. Eyler
-------------------------------------------
Jerry M. Eyler


FIRST AVENUE PARTNERS, L.P.

/s/ Front Street, LLC, General Partner
-------------------------------------------
By: David M. Wilds
    ---------------------------------------
Title: Managing Member
       ------------------------------------


/s/ William H. Freeman
-------------------------------------------
William H. Freeman


/s/ J. Michael Gould
-------------------------------------------
J. Michael Gould


HEALTH TECH AFFILIATES, INC.

/s/ Robert S. Gordon
-------------------------------------------
By: Robert S. Gordon
    ---------------------------------------
Title: Vice President
       ------------------------------------


HLM/CB FUND, L.P.

-------------------------------------------
By:
    ---------------------------------------
Title:
       ------------------------------------


    SIGNATURE PAGE TO AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE
                                    AGREEMENT

HLM PARTNERS VII, L.P.


By:
    ---------------------------------------
Title:
       ------------------------------------


/s/ W. Lawrence Hough
-------------------------------------------
W. Lawrence Hough


PIPER JAFFRAY, INC.

By:
    ---------------------------------------
Title:
       ------------------------------------


/s/ B. Max Lauderdale
-------------------------------------------
B. Max Lauderdale


/s/ Charles N. Martin, Jr.
-------------------------------------------
Charles N. Martin, Jr.


/s/ Charles T. Neal
-------------------------------------------
Charles T. Neal


/s/ Thomas Patten
-------------------------------------------
Thomas Patten


../s/ Keith B. Pitts
-------------------------------------------
Keith B. Pitts


/s/ Gary J. Prosterman
-------------------------------------------
Gary J. Prosterman



    SIGNATURE PAGE TO AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE
                                    AGREEMENT

RICHLAND VENTURES II, L.P.

/s/ Jack Tyrrell
-------------------------------------------
By: Jack Tyrrell
    ---------------------------------------
Title: Managing Partner
       ------------------------------------


/s/ Ann R. Schaaf
-------------------------------------------
Ann R. Schaaf


SOUTH ATLANTIC PRIVATE EQUITY FUND IV (QP), LIMITED PARTNERSHIP
By:      South Atlantic Private Equity Partners IV, Limited Partnership

         /s/ Donald W. Burton
         ----------------------------------
         By: Donald W. Burton
             ------------------------------
         Title: General Partner
                ---------------------------


SOUTH ATLANTIC PRIVATE EQUITY FUND IV, L.P.
By:      South Atlantic Private Equity Partners IV, Limited Partnership

         /s/ Donald W. Burton
         ----------------------------------
         By: Donald W. Burton
             ------------------------------
         Title: General Partner
                ---------------------------


/s/ Cal Turner, Jr.
-------------------------------------------
Cal Turner, Jr.


/s/ William V.B. Webb
-------------------------------------------
William V.B. Webb


WW TWO, L.P.

-------------------------------------------
By:
    ---------------------------------------
Title:
       ------------------------------------


/s/ James A. Webb, III
-------------------------------------------
James A. Webb, III



    SIGNATURE PAGE TO AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE
                                    AGREEMENT

UNIPHY FOUNDERS:


/s/ Peter Davidson
-------------------------------------------
Peter Davidson


/s/ Shannon W. Fiser
-------------------------------------------
Shannon W. Fiser


THE FRANCIS IRREVOCABLE TRUST,
ANN FRANCIS, TRUSTEE

/s/ Richard E. Francis, Jr.
-------------------------------------------
By: Richard E. Francis, Jr.
    ---------------------------------------
Title:
       ------------------------------------


/s/ Victor Giovanetti
-------------------------------------------
Victor Giovanetti


/s/ George M. Goodwin
-------------------------------------------
George M. Goodwin


/s/ Marlene D. Kelley
-------------------------------------------
Marlene D. Kelley


/s/ H. Edward Kleine III
-------------------------------------------
H. Edward Kleine III


/s/ Darrell Naish
-------------------------------------------
Darrell Naish


/s/ Richard Panek
-------------------------------------------
Richard Panek

/s/ Vickie R. Warren
-------------------------------------------
Vickie R. Warren



    SIGNATURE PAGE TO AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE
                                    AGREEMENT

                                    EXHIBIT A

                                    INVESTORS

UNIPHY PREFERRED SHAREHOLDERS

ABS Capital Partners, L.P.
Clifford G. Adlerz
Randy W. Cook
Paul Davis
Richard E. Francis, Jr.
R. Dale Kennedy
Tod Lambert
Martin Investment Partnership II
Kenneth C. Mitchell
Pacific Venture Group, L.P.
PVG Associates, L.P.
Patrick R. Rooney
Teresa F. Sparks
Gregg Stanley
Anthony Taparo


ARC KEY SHAREHOLDERS

Arthur S. Demoss Foundation
Jerry M. Eyler
First Avenue Partners, L.P.
William H. Freeman
J. Michael Gould
Health Tech Affiliates, Inc.
HLM/CB Fund, L.P.
HLM Partners VII, L.P.
W. Lawrence Hough
Piper Jaffray, Inc.
B. Max Lauderdale
Charles N. Martin, Jr.
Charles T. Neal
Thomas Patten
Keith B. Pitts
Gary J. Prosterman
Richland Ventures II, L.P.
Ann R. Schaaf
South Atlantic Private Equity Fund IV (QP)
South Atlantic Private Equity Fund IV, L.P.
Cal Turner, Jr.

William V.B. Webb
WW Two, L.P.
James A. Webb, III


UNIPHY FOUNDERS

Peter Davidson
Shannon W. Fiser
The Francis Irrevocable Trust, Ann Francis, Trustee
Victor Giovanetti
George M. Goodwin
Marlene D. Kelley
H. Edward Kleine III
Darrell Naish
Richard Panek
Vickie R. Warren

                                    EXHIBIT B

                            SHARES OWNED BY INVESTORS